Exhibit 4.1

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (together with all Exhibits, Annexes and Schedules hereto, in each case as amended, supplemented or otherwise modified from time to time, this “Support Agreement”) is dated as of September 3, 2013 by and among: (i) GateHouse Media, Inc. (“GateHouse”) and certain subsidiaries of GateHouse that are signatories hereto (collectively with GateHouse, the “GateHouse Parties”), (ii) Newcastle Investment Corp. (“Plan Sponsor”), (iii) each of the Participating Creditors (as defined below), and (iv) Cortland Products Corp. (formerly known as Gleacher Products Corp.), in its capacity as administrative agent under the Credit Agreement (as defined below) (each of the parties set forth in clauses (i) through (iv) above, a “Party”; collectively, the “Parties”).

WHEREAS, the Parties wish to effectuate a reorganization and restructuring of the GateHouse Parties (the “Transaction”) in accordance with a term sheet attached hereto as Exhibit A (the “Term Sheet”);

WHEREAS, the Parties anticipate that the Transaction will be effected through a prepackaged chapter 11 plan of reorganization; and

WHEREAS, in furtherance of the Transaction, the Parties have agreed to enter into this Support Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, agrees as follows:

Section 1. Definitions.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Term Sheet, and if not defined there, in the Credit Agreement. As used in this Support Agreement, the following terms have the meanings specified below:

“Adequate Protection” means customary adequate protection granted to secured parties in chapter 11 cases of the size and type of the Chapter 11 Cases, including any adequate protection liens, superpriority administrative claims and current payment of reasonable legal counsel and financial advisor fees of the Administrative Agent, excluding the payment of post-petition interest.

“Administrative Agent” means Cortland Products Corp. (formerly known as Gleacher Products Corp.), in its capacity as administrative agent under the Credit Agreement.

“affiliate” means an “affiliate” as defined in Section 101(2) of the Bankruptcy Code.

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local and chambers rules of the Bankruptcy Court.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for general business in New York City, New York.

“Chapter 11 Cases” means reorganization cases filed by the GateHouse Parties in accordance with and subject to the terms of this Support Agreement.

“Claims” means with respect to each Participating Creditor, such Participating Creditor’s claims (as defined in section 101(5) of the Bankruptcy Code) arising under the Credit Agreement and Swap Documents, against the GateHouse Parties set forth on such Participating Creditor’s signature page hereto or Creditor Joinder, as applicable and as may be acquired after the date of such signature page or Creditor Joinder, as applicable; provided that if there is any discrepancy in the principal amount of Loans set forth on a Participating Creditor’s signature page hereto and the principal amount of Loans held by such Participating Creditor as reflected in the Administrative Agent’s Register, the principal amount set forth on such Register shall be conclusive for purposes of this Support Agreement absent manifest error.

“Confirmation Order” means an order of the Bankruptcy Court entered on the docket in the Chapter 11 Cases, approving the Disclosure Statement and confirming the Plan, in form and substance reasonably satisfactory to the Administrative Agent, GateHouse Parties, and Plan Sponsor.

“Credit Agreement” means the Amended and Restated Credit Agreement, by and among certain affiliates of GateHouse, the Lenders and the Administrative Agent dated as of February 27, 2007, and the other Credit Documents (as defined therein)(in each case, as amended, supplemented or otherwise modified from time to time).

“Creditor Joinder” means a joinder to this Support Agreement, substantially in the form annexed hereto as Exhibit B.

“Creditors” means the Lenders and the Swap Counterparty.

“Disclosure Statement” means a disclosure statement to be provided to the Creditors relating to the Plan that complies with sections 1125 and 1126(b) of the Bankruptcy Code in form and substance reasonably satisfactory to the Majority Unaffiliated Participating Creditors.

“Fiduciary Out” has the meaning set forth in Section 7.14.

“First Day Motions” means motions seeking approval of (i) prepackaged plan scheduling procedures, and (ii) the Interim Cash Collateral Order and Final Cash Collateral Order (each as defined herein), which motions, applications and associated proposed orders shall be in form and substance reasonably satisfactory to the Majority Unaffiliated Participating Creditors.

“Investment Commitment Letter” means that certain Investment Commitment Letter dated as of September 3, 2013 by and among Plan Sponsor and the GateHouse Parties.

“Joining Creditor Party” means a (i) transferee of Claims that executes and delivers a Creditor Joinder to the Administrative Agent and the GateHouse Parties in connection with and at least five (5) Business Days prior to the relevant Transfer or (ii) Creditor that executes and delivers a Creditor Joinder to the Administrative Agent and the GateHouse Parties after the date hereof other than in connection with a Transfer.

“Lenders” means the several banks and other financial institutions from time to time parties to the Credit Agreement.

“Majority Unaffiliated Participating Creditors” means Unaffiliated Participating Creditors holding a majority in dollar amount of the Claims held by all Unaffiliated Participating Creditors, excluding any Creditor who has become a party to this Support Agreement but thereafter materially breaches this Support Agreement and fails to cure such breach within five (5) days following actual notice thereof, which breach has not been waived or otherwise cured pursuant to the terms hereof.

“Majority Participating Creditors” means, as of any date of determination, Participating Creditors holding a majority in dollar amount of the Claims held by all Participating Creditors, which Participating Creditors shall include the Majority Unaffiliated Participating Creditors, in each case excluding any Creditor who has become a party to this Support Agreement but thereafter materially breaches this Support Agreement and fails to cure such breach within five (5) days following actual notice thereof, which breach has not been waived or otherwise cured pursuant to the terms hereof.

“New Debt” means the Financing, if any (as defined in the Term Sheet), supported by the GateHouse Parties in the Chapter 11 Cases, that is on the same or better terms for New GateHouse than the Material Debt Terms (as defined in Exhibit D to the Term Sheet).

“Participating Creditors” means the Creditors who are original signatories now or subsequently become parties to this Support Agreement (including by the execution and delivery of a Creditor Joinder).

“Petition Date” means the date on which the Chapter 11 Cases are commenced.

“Person” means a “person” as defined in Section 101(41) of the Bankruptcy Code.

“Plan” means a joint, prepackaged chapter 11 plan of reorganization (including any exhibits, annexes and schedules thereto) for the GateHouse Parties that effectuates the Transaction, consistent with the terms of the Term Sheet and in form and substance reasonably satisfactory to the Majority Unaffiliated Participating Creditors, as it may be modified or supplemented in accordance with Section 7.13(c) of this Support Agreement.

“Plan Effective Date” means the date that is the first Business Day after the date of satisfaction or, subject to the prior written consent of Plan Sponsor and in consultation with the Administrative Agent, which consent may not be unreasonably withheld, waiver, of the conditions to effectiveness of the Plan as set forth therein.

“Qualified Marketmaker” means an entity that (i) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the GateHouse Parties (including debt securities or other debt) or enter with customers into long and short positions in claims against the GateHouse Parties (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the GateHouse Parties and (ii) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Requisite Participating Creditors” means “Requisite Participating Lenders” as defined in the Term Sheet.

“Requisite Threshold Date” means the first Business Day on which the Requisite Participating Creditors are and continue to be party to this Support Agreement (including by the execution and delivery of a Creditor Joinder), excluding any Creditor who has become a party to this Support Agreement but thereafter materially breaches this Support Agreement.

“Solicitation Commencement Date” means the date the GateHouse Parties (and/or a claims or solicitation agent on their behalf) first distributes the Disclosure Statement and ballots to the Creditors to solicit acceptances of the Plan from the Creditors, which Disclosure Statement and ballots shall be delivered to the Creditors by the Administrative Agent at the direction of GateHouse.

“Solicitation End Date” means 5.00 p.m. (prevailing Eastern time) on the second Business Day after the Solicitation Commencement Date, subject to extension by the Plan Sponsor in its sole discretion but in no event more than thirty (30) days without the written consent of the Majority Participating Creditors.

“Swap Counterparty” means Morgan Stanley Capital Services Inc.

“Swap Documents” means the 2002 Master Agreement, as published by the International Swaps and Derivatives Association, Inc. (together with the Schedule thereto) dated as of February 5, 2007 between Swap Counterparty and GateHouse Media Operating, Inc., together with (i) the Confirmation (as such term is defined in the Master Agreement) thereunder dated February 27, 2007, documenting a Transaction (as such term is defined in the Master Agreement) with a $100 million notional amount, (ii) the Confirmation thereunder dated April 4, 2007, documenting a Transaction with a $250 million notional amount, (iii) the Confirmation thereunder dated April 13, 2007, documenting a Transaction with a $200 million notional amount and (iv) the Confirmation thereunder dated September 18, 2007, documenting a Transaction with a $75 million notional amount.

“Termination Date” means the date of the occurrence of any Termination Event in accordance with its terms.

“Termination Event” means any event set forth in Section 3.1.

“Transfer” means, with respect to any Claim, the sale, participation, assignment or other transfer thereof.

“Unaffiliated Participating Creditors” means Participating Creditors other than Plan Sponsor, Fortress Investment Group LLC, and their respective affiliates.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (b) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Support Agreement in its entirety and not to any particular provision hereof and (c) all references herein to Sections, Exhibits, Annexes and Schedules shall be construed to refer to Sections of, and Exhibits, Annexes and Schedules to, this Support Agreement.

Section 2. Support of Transaction and Plan.

(a)	Until the Termination Date, the GateHouse Parties, jointly and severally, agree to:

(i)	take any and all reasonably necessary and appropriate actions (including obtaining requisite corporate approvals) consistent with their obligations under this Support Agreement in furtherance of the Transaction and the confirmation and consummation of the Plan;

(ii)	take any and all reasonably necessary and appropriate actions to obtain executed signature pages to this Support Agreement; and

(iii)	provided that the Bankruptcy Threshold Creditors (as defined in the Term Sheet) have accepted the Plan by the Solicitation End Date, take any and all reasonably necessary and appropriate actions (including obtaining requisite corporate approvals) to (A) in conjunction with the distribution of the Disclosure Statement, solicit votes from Creditors to accept the Plan and (B) (i) commence the Chapter 11 Cases by filing voluntary petitions under the Bankruptcy Code in the Bankruptcy Court, (ii) file and seek approval on an interim and final (to the extent applicable) basis of customary and appropriate first day motions (including the First Day Motions), and (iii) file the Plan and Disclosure Statement with the Bankruptcy Court on the Petition Date and seek approval of the Disclosure Statement and confirmation of the Plan.

(b)	Until the Termination Date, each of the Participating Creditors, severally and not jointly, agrees to:

(i)	support and take any and all reasonably necessary and appropriate actions in furtherance of consummation of the Transaction and this Support Agreement;

(ii)

subject to receipt of the Disclosure Statement and solicitation in accordance with sections 1125 and 1126 of the Bankruptcy Code and subject to Section 6 hereof, (x) (1) deliver its duly-completed ballot(s) for receipt (at the address specified therein) by the Solicitation End Date in order to vote its Claims to accept the Plan and elect treatment under the Plan with respect to its Claims for the Cash-Out Option and/or the New Media Equity Option consistent with the election indicated in its signature page or Creditor Joinder hereto, and (2) with respect to voting of any claim held by a Participating Creditor for trades not settled (but which claims will be bound by the terms hereof upon the closing of such trade), to direct the delivery of duly-completed ballot(s) for receipt (at the address specified therein) by the Solicitation End Date in order for the vote of such claims to accept the Plan; (y) not mark its ballot(s) to indicate its refusal to grant the releases provided for in the Plan; and (z) not change or withdraw (or cause to be changed or withdrawn) such vote, unless the Plan is modified in a manner not permitted under this Support Agreement; and

(iii)	(A) support approval of the Disclosure Statement and confirmation of the Plan (and not object to approval of the Disclosure Statement or confirmation of the Plan, or support the efforts of any other Person to oppose or object to, approval of the Disclosure Statement or confirmation of the Plan), unless the Plan is modified in a manner not permitted under this Support Agreement, (B) support (and not object to or support the efforts of any other Person to oppose or object to) the First Day Motions, (C) support approval of the New Debt, if any (and not object to or support the efforts of any other Person to oppose or object to the New Debt, if any), (D) refrain from taking any action not required by law that is inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Plan or that is otherwise inconsistent with the express terms of this Support Agreement or the Term Sheet, unless such action is taken in response to an action taken by a GateHouse Party that is in breach of the terms of this Support Agreement, (E) not, directly or indirectly, propose, support, solicit, encourage, or participate in the formulation of any plan of reorganization or liquidation in the Chapter 11 Cases other than the Plan, and (F) not, directly or indirectly, file, support, solicit, encourage, or consent to any motion in the Chapter 11 Cases seeking to terminate any GateHouse Party’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code.

(c)	Until the Termination Date, and without limiting its other agreements under Section 2(b), Plan Sponsor agrees to perform its obligations under, and not terminate in any respect, the Investment Commitment Letter, subject to the terms and conditions thereunder.

For the avoidance of doubt, each of the Parties also agrees, severally and not jointly, that, until the Termination Date, it will not take any action (or refrain from taking an action) that, directly or indirectly, would in any material respect interfere with, delay, impede, or postpone or take any other action that interferes with, the implementation of the Transaction and confirmation and consummation of the Plan.

Section 3. Termination.

3.1 Termination Events.

(a)

Termination After Breach. Subject to the immediately succeeding sentence, this Support Agreement, and the obligations of all Parties hereunder shall terminate ten (10) Business Days after receipt of written notice given by any GateHouse Party, Plan Sponsor or the Majority Unaffiliated Participating Creditors of a material breach of any of the undertakings, representations, warranties or covenants of this Support Agreement by any Participating Creditor (in the case of notice from any GateHouse Party), the Plan Sponsor (in the case of notice from the Majority Unaffiliated Participating Creditors) or any GateHouse Party (in the

case of notice from Plan Sponsor or the Majority Unaffiliated Participating Creditors), and such breach shall not have been cured or waived by the applicable Parties in the ten (10) Business Day period after the receipt by the Participating Creditors, Plan Sponsor or the GateHouse Parties, as the case may be, of such notice (it being understood that the Parties’ obligations under Section 2 shall be deemed material in all events). If any Unaffiliated Participating Creditor shall breach its undertakings, representations, warranties or covenants under this Support Agreement, the Termination Event arising as a result of such act or omission shall apply only to such Unaffiliated Participating Creditor, and this Support Agreement shall otherwise remain in full force and effect with respect to the GateHouse Parties, the Plan Sponsor and all other Participating Creditors.

(b)	Automatic Termination After Specified Events. This Support Agreement, and the obligations of all Parties hereunder, shall be immediately and automatically terminated upon the occurrence of any of the following events:

(1) on the date on which any of the Chapter 11 Cases shall be dismissed or converted to a chapter 7 case, or a chapter 11 trustee, a responsible officer, or an examiner with enlarged powers relating to the operation of the businesses of any of the GateHouse Parties (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases or any of the GateHouse Parties shall file a motion or other request for any such relief;

(2) the date on which any GateHouse Parties, by written notice to Plan Sponsor and the Participating Creditors, shall have elected to terminate this Support Agreement in exercise of the Fiduciary Out; or

(3) the earlier of (A) December 16, 2013, and (B) the Plan Effective Date.

(c)	Termination by Plan Sponsor or Majority Unaffiliated Participating Creditors After Other Events. This Support Agreement, and the obligations of all Parties hereunder, may be terminated by Plan Sponsor or the Majority Unaffiliated Participating Creditors, ten (10) Business Days after the GateHouse Parties’ receipt of written notice that any of the following events has occurred and is continuing, if such event has not been cured by the GateHouse Parties or waived by the Party giving such notice within such ten (10) Business Day period:

(1) upon the commencement of any of the Chapter 11 Cases prior to the Solicitation Commencement Date;

(2) upon the entry of any order in the Chapter 11 Cases terminating any GateHouse Party’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

(3) on the fifteenth (15th) Business Day after the Requisite Threshold Date, unless prior thereto the Solicitation Commencement Date has occurred;

(4) provided that the Bankruptcy Threshold Creditors (as defined in the Term Sheet) have accepted the Plan by the Solicitation End Date, on the fifth (5th) Business Day after the Solicitation End Date unless prior thereto the Chapter 11 Cases have been commenced;

(5) the failure of the GateHouse Parties to file the Plan and the Disclosure Statement with the Bankruptcy Court on the Petition Date;

(6) the failure of the Bankruptcy Court, subject to the Bankruptcy Court’s schedule, to enter in the Chapter 11 Cases (A) within three (3) Business Days after the Petition Date, an interim order (the “Interim Cash Collateral Order”), and (B) on or prior to the thirtieth (30th) Business Day after the Petition Date (unless the Plan Effective Date has occurred), a final order (the “Final Cash Collateral Order”), in form and substance reasonably satisfactory to the GateHouse Parties, the Administrative Agent and the Majority Unaffiliated Participating Creditors, authorizing the GateHouse Parties to use the cash collateral of, and granting Adequate Protection to, the Administrative Agent and the Creditors, and, in the case of the interim order, scheduling a final hearing pursuant to Bankruptcy Rule 4001(B);

(7) the failure of the Bankruptcy Court, subject to the Bankruptcy Court’s schedule, to enter in the Chapter 11 Cases (A) within three (3) Business Days after the Petition Date, an interim order, and (B) on or prior to the thirtieth (30th) Business Day after the Petition Date (unless the Plan Effective Date has occurred), a final order, in form and substance reasonably satisfactory to the GateHouse Parties, Plan Sponsor, and the Majority Participating Creditors, approving the GateHouse Parties’ cash management systems;

(8) if any GateHouse Party’s consensual use of the Administrative Agent’s and Creditors’ cash collateral is terminated in accordance with an Interim Cash Collateral Order or Final Cash Collateral Order entered in the Chapter 11 Cases as required pursuant to Section 3.1(c)(6);

(9) the sixtieth (60th) Business Day after the Petition Date, unless prior thereto the Bankruptcy Court has entered the Confirmation Order, subject to the Bankruptcy Court’s schedule;

(10) the GateHouse Parties take any of the following actions: (A) withdraw the Plan, (B) publicly announce their intention not to proceed with the Plan, or (C) file any motion, pleading, plan of reorganization (if not substantially in the form of the Plan) and/or disclosure statement (if not substantially in the form of the Disclosure Statement) that (x) is materially inconsistent with any material provision of the Term Sheet or (y) materially adversely affects the rights of the Party (or Parties) seeking to terminate this Support Agreement; provided, however, that the refusal of the Bankruptcy Court to include in the order confirming the Plan a release and exculpation of the Creditor included in the Term Sheet shall not constitute an adverse effect;

(11) the Bankruptcy Court grants relief that (x) is materially inconsistent with any material provision of the Term Sheet or (y) materially adversely affects the rights of the Party (or Parties) seeking to terminate this Support Agreement; provided, however, that the refusal of the Bankruptcy Court to include in the order confirming the Plan a release and exculpation of the Creditor included in the Term Sheet shall not constitute an adverse effect;

(12) either (1) a filing by any GateHouse Party of any motion, application or adversary proceeding challenging the validity, enforceability, perfection or priority of, or seeking avoidance or subordination of, the Obligations (as defined in the Credit Agreement) or the liens securing the Obligations or asserting any other cause of action against and/or with respect to the Obligations, the prepetition liens securing the Obligations, the Administrative Agent or any of the Participating Creditors (or if any GateHouse Party supports any such motion, application or adversary proceeding commenced by any third party or consents to the standing of any such third party), or (2) the entry of an order of the Bankruptcy Court granting relief with respect to any of the foregoing claims or causes of action;

(13) the Investment Commitment Letter has terminated or ceased to be in full force and effect;

(14) on the date on which any court of competent jurisdiction or other competent governmental or regulatory authority issues a ruling or an order restricting any material aspect of the Transaction in a manner materially adverse to Plan Sponsor or the Participating Creditors.

3.2 Effect of Termination; Termination Event Procedures.

Each of the GateHouse Parties hereby agrees that the automatic stay arising pursuant to section 362 of the Bankruptcy Code in the event the Chapter 11 Cases are commenced shall be deemed waived or modified for purposes of providing notice or exercising rights hereunder.

Upon the Termination Date, any and all votes with respect to the Plan prior to such Termination Date shall be automatically and immediately withdrawn, and such votes shall be deemed to be null and void for all purposes and shall not be considered or otherwise used in any manner by the Parties; provided that within five (5) Business Days after the Termination Date any Participating Creditor on behalf of itself, may advise the GateHouse Parties in writing (with a copy to the Plan Sponsor and the Administrative Agent) that such Participating Creditor’s ballot, and signature page or Creditor Joinder hereto, continue to be effective and are not withdrawn.

Section 4. Representations, Warranties and Covenants.

4.1 Power and Authority.

Each Participating Creditor, severally and not jointly, Plan Sponsor and each of the GateHouse Parties, jointly and severally, represents, warrants and covenants that, as of the date hereof, (i) such Party has and shall maintain all requisite corporate, partnership, or limited liability company power and authority to enter into this Support Agreement, and (ii) the execution and delivery of this Support Agreement, and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

4.2 Enforceability.

Each Participating Creditor, severally and not jointly, Plan Sponsor, and each of the GateHouse Parties, jointly and severally, represents, warrants and covenants that this Support Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.3 Governmental Consent; No Conflicts.

Each of the GateHouse Parties, jointly and severally, represents, warrants and covenants that, as of the date hereof, the execution, delivery, and performance by it of this Support Agreement (a) does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except (i) such filings as may be necessary and/or required for disclosure by the SEC and applicable state securities or “blue sky” laws and (ii) any filings in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan and (b) will not violate any applicable law or regulation or the charter, limited liability company agreement, by-laws or other organizational documents of any of the GateHouse Parties or any order of any governmental authority.

4.4 Ownership.

Each Participating Creditor, severally and not jointly, represents, warrants and covenants that:

(a)	such Participating Creditor is the owner of the Claims set forth as “Owned Claims” on its signature page hereto or set forth on the schedule attached to its Creditor Joinder (as applicable), or has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Claims to the terms of this Support Agreement;

(b)	such Participating Creditor (i) has and shall maintain full power and authority to vote on and elect treatment under the Plan with respect to the Claims set forth as “Voting Claims” on its signature page hereto or set forth on the schedule attached to its Creditor Joinder (as applicable) and execute and deliver its signature pages to this Support Agreement or (ii) has received direction from the party having full power and authority to vote on and elect treatment under the Plan with respect to such Claims and execute and deliver its signature pages to this Support Agreement;

(c)	other than as permitted under this Support Agreement, such Claims are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Participating Creditor’s performance of its obligations under this Support Agreement at the time such obligations are required to be performed; and

(d)

such Participating Creditor has made no prior Transfer, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interest in any

Claims held by such Participating Creditor as of the date hereof that are inconsistent with, or in violation of, the representations and warranties of such Participating Creditor herein, in violation of its obligations under this Support Agreement or that would adversely affect in any way such Participating Creditor’s performance of its obligations under this Support Agreement at the time such obligations are required to be performed.

Section 5. Remedies.

The Parties agree that any breach of this Support Agreement would give rise to irreparable damage for which monetary damages would not be an adequate remedy. Each Party accordingly agrees that the Parties will be entitled to (a) enforce the terms of this Support Agreement by decree of specific performance and (b) obtain injunctive relief against any breach or threatened breach, in each case without the necessity of proving actual damages, proving the inadequacy of monetary damages as a remedy or posting or securing any bond in connection with such specific performance or injunctive relief. The Parties agree that such relief will be their only remedy against the applicable other Party with respect to any such breach, and that in no event will any Party be liable for monetary damages.

Section 6. Acknowledgments.

This Support Agreement is the product of negotiations among the Parties, together with their respective representatives. Notwithstanding anything herein to the contrary, this Support Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of the Plan or any plan of reorganization for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. The GateHouse Parties will not solicit acceptances of the Plan from any Participating Creditor until such Participating Creditor has been provided with a copy of the Disclosure Statement. Furthermore, no securities of any GateHouse Party are being offered or sold hereby and this Support Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of any GateHouse Party.

Section 7. Miscellaneous Terms.

7.1 Assignment; Transfer Restrictions.

(a)

Each Participating Creditor hereby agrees, severally and not jointly, for so long as this Support Agreement shall remain in effect as to it, not to Transfer any of its Claims, or convey, grant, issue or sell any option or right to acquire any of its Claims or voting rights related thereto or any other interest in any Claim against the GateHouse Parties, except to (i) a party that is a Participating Creditor or (ii) a Joining Creditor Party; provided that any such Claims shall automatically be deemed to be subject to the terms of this Support Agreement. As a condition to the effectiveness of any such Transfer, each Joining Creditor Party shall indicate, on the signature page to its Creditor Joinder, the amount of Claims held by such Joining Creditor Party. With respect to any Transfer effectuated in accordance with this Section 7.1(a), such Joining Creditor Party shall be deemed to be a Participating Creditor for purposes of this Support Agreement. For the avoidance of doubt, any sale of participations (under Section 9.6(b) of the Credit Agreement) by a Participating Creditor of all or a portion of such Participating Creditor’s rights or obligations under the Credit Agreement (including all or a portion of the Loans owing to such Participating Creditor) shall not relieve such

Participating Creditor from its obligations under this Support Agreement, including with respect to any such participation (regardless of any instruction a transferee of such participation gives with respect to voting or any other rights and obligations of the Participating Creditor hereunder), to which such Participating Creditor shall remain bound subject to the terms hereof.

(b)	Any purported Transfer or transaction involving any Claim that does not comply with the procedures set forth in Section 7.1(a) shall be deemed void ab initio.

(c)	This Support Agreement shall not preclude any Participating Creditor from acquiring additional Claims; provided that any such Claims shall automatically be deemed to be “Claims” of such Participating Creditor subject to the terms of this Support Agreement.

(d)	Notwithstanding anything herein to the contrary, (1) a Participating Creditor may Transfer or participate any right, title or interest in Claims to an entity that is acting in its capacity as a Qualified Marketmaker (a “Transfer to a QMM”) without the requirement that the Qualified Marketmaker be or become a Participating Creditor, provided that such Transfer to a QMM shall only be valid if the Qualified Marketmaker subsequently Transfers or participates such right, title or interest in the Claims to a transferee who is a Participating Creditor (or becomes a Participating Creditor at the time of the Transfer or participation pursuant to a Creditor Joinder) either (i) prior to the voting record date for the Plan (the “Voting Record Date”) if the Transfer to a QMM is made prior to the Voting Record Date or (ii) after the Voting Record Date if the Transfer to a QMM is made after the Voting Record Date, and (2) if a Participating Creditor, acting in its capacity as a Qualified Marketmaker, acquires a right, title or interest in Claims from a holder of Claims who is not a Participating Creditor, it may Transfer or participate such Claims without the requirement that the transferee be or become a Participating Creditor.

7.2 No Third Party Beneficiaries.

This Support Agreement shall be solely for the benefit of the GateHouse Parties, Plan Sponsor, the Administrative Agent, and each Participating Creditor. No Person shall be a third party beneficiary of this Support Agreement.

7.3 Entire Agreement.

This Support Agreement, including the Term Sheet, Schedules and Exhibits, constitutes the entire agreement of the Parties with respect to the subject matter of this Support Agreement, and supersedes all other prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Support Agreement.

7.4 Counterparts.

This Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Support Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

7.5 Settlement Discussions.

This Support Agreement (including the Term Sheet) is the product of negotiations among the Parties hereto and reflects various agreements and compromises to implement the Transaction. Nothing herein shall be deemed to be an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Support Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Support Agreement; provided, however, that the GateHouse Parties shall be permitted to file a copy of this Support Agreement in connection with the Chapter 11 Cases.

7.6 Continued Banking Practices.

Notwithstanding anything herein to the contrary, each Participating Creditor and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing (including debtor in possession financing), equity capital or other services (including financial advisory services) to any GateHouse Party or any affiliate of any GateHouse Party or any other Person, including, but not limited to, any Person proposing or entering into a transaction related to or involving any GateHouse Party or any affiliate thereof.

7.7 Business Continuance.

Except as contemplated by this Support Agreement or with the consent of the Majority Participating Creditors, the GateHouse Parties covenant and agree that, between the date hereof and the Plan Effective Date, the GateHouse Parties shall operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i) resulting from or relating to the Plan or the proposed or actual filing of the Chapter 11 Cases or (ii) imposed by the Bankruptcy Court).

7.8 Reservation of Rights; Events of Default; Waivers; Amendments.

Except as expressly provided in this Support Agreement, nothing herein is intended to, shall or shall be deemed in any manner to (i) waive, limit, impair, prejudice or restrict the ability of the Administrative Agent or each Participating Creditor to protect and preserve its rights, remedies and interests, including, but not limited to, all of its rights and remedies, whether now existing or arising in the future, under the Credit Agreement, the other Credit Documents, any other instrument or agreement referred to herein or therein, the Bankruptcy Code or applicable law, including any such rights and remedies relating to Defaults or other events that may have occurred prior to the execution of this Support Agreement, any and all of its claims and causes of action against any of the GateHouse Parties, any liens or security interests it may have in any assets of any of the GateHouse Parties or any third parties, or its full participation in the Chapter 11 Cases, if commenced, (ii) constitute an amendment, modification or forbearance by the Administrative Agent or the Lenders with respect to (x) any other term, provision, condition, Default or Event of Default of or under the Credit Agreement or any of the other Credit Documents, or (y) any other instrument or agreement referred to herein or therein and (iii) limit or impair the ability of the Administrative Agent or any of the Participating Creditors to consult with each other or the GateHouse Parties. If the Transaction is not consummated as provided herein or if a Termination Date occurs, the Administrative Agent, the Participating Creditors and the GateHouse Parties each fully reserve any and all of their respective rights, remedies and interests under the Credit Documents and applicable law and in equity, except as provided in the last sentence of Section 3.2.

Notwithstanding the foregoing, the Parties agree that negotiation of, entry into, and performance by the GateHouse Parties of their obligations under this Support Agreement shall not be deemed to constitute a Default or Event of Default of or under the Credit Agreement or any of the other Credit Documents.

7.9 Administrative Agent.

The Participating Creditors (constituting Required Lenders under the Credit Agreement) hereby authorize and direct the Administrative Agent to take all actions required of the Administrative Agent under this Support Agreement. Notwithstanding anything herein to the contrary, the terms of this Support Agreement shall not be construed so as to limit the ability of the Administrative Agent (in its sole discretion and solely in its capacity as Administrative Agent) from exercising its duties or obligations under the Credit Agreement or related agreements.

7.10 Governing Law; Waiver of Jury Trial.

(a)	The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute under or arising out of or in connection with this Support Agreement, whether sounding in contract, tort or otherwise.

(b)	This Support Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. By its execution and delivery of this Support Agreement, each Party hereby irrevocably and unconditionally agrees for itself that, subject to Section 7.10(c), any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Support Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Support Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c)	Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in Sections 7.10(a) or 7.10(b) shall limit the authority of the Bankruptcy Court to hear any matter under or arising out of or in connection with this Support Agreement. Further, if the Chapter 11 Cases are commenced, each of the Parties hereby irrevocably and unconditionally agrees for itself that (i) any legal action, suit or proceeding against it with respect to any matter under this Support Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court, and (ii) it accepts and submits itself to the exclusive jurisdiction of the Bankruptcy Court, generally and unconditionally, with respect to any such action, suit or proceeding, and waives any objection it may have to venue or the convenience of the forum.

7.11 Successors.

This Support Agreement is intended to bind the Parties and inure to the benefit of, and be binding upon the Participating Creditors and each of the GateHouse Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives.

7.12 Acknowledgment Regarding Counsel.

Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Support Agreement and the transactions contemplated by this Support Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Support Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

7.13 Modifications, Amendments, Waivers.

(a)	This Support Agreement (including the exhibits and schedules hereto) may only be modified or amended, and any of the terms hereof (including in Section 3.1 hereof) may only be waived, by an agreement in writing signed by each of the GateHouse Parties, Plan Sponsor, and the Majority Unaffiliated Participating Creditors; provided, further, that any modification, amendment, or waiver that adversely affects the rights of the Administrative Agent shall require the written consent of the Administrative Agent.

(b)	The definition of “Requisite Participating Creditors,” “Majority Participating Creditors,” “Majority Unaffiliated Participating Creditors,” or “Unaffiliated Participating Creditors,” and this Section 7.13, may not be modified, amended or supplemented, or any of its terms waived, as applicable, without the prior written consent of each Participating Creditor

(c)	The Plan may be modified or amended by the GateHouse Parties, provided that the written consent of Plan Sponsor and the Majority Unaffiliated Participating Creditors, as applicable, shall be required for any such modification or amendment that (x) is materially inconsistent with any material provision of the Term Sheet or (y) materially adversely affects the rights of Plan Sponsor or the Majority Unaffiliated Participating Creditors, as applicable; provided that (1) any modification, amendment, or waiver that adversely affects the rights of the Administrative Agent shall require the written consent of the Administrative Agent; provided, further, that the refusal of the Bankruptcy Court to include in the order confirming the Plan a release and exculpation of the Creditors and/or the Administrative Agent shall not constitute an adverse effect.

7.14 Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Support Agreement shall require GateHouse, any of the other GateHouse Parties, or any of their respective directors or officers (in such Person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such Person’s fiduciary obligations under applicable law (the rights of the GateHouse Parties and their respective directors and officers under this Section 7.14, the “Fiduciary Out”).

7.15 Further Assurances; Rule of Construction.

Subject to the other terms of this Support Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Transaction. For purposes of computing days under this Support Agreement, (a) the day of the event triggering the period shall be excluded; (b) every day, including intermediate non-Business Days shall be included; and (c) the last day of the period shall be included, provided that if the last day of the period is a non-Business Day, the period shall continue to run until the immediately succeeding Business Day from such last day of the period. For the avoidance of doubt, execution of this Support Agreement by the Agent shall not be a condition to or otherwise affect the effectiveness of this Support Agreement or the obligations of the other Parties hereunder.

7.16 Severability of Provisions.

If any provision of this Support Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Support Agreement.

7.17 Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the following address of the applicable other Party hereto; or (b) sent by fax to the following fax number of such other Party hereto with the confirmatory copy delivered by overnight courier to the address of such other Party listed below.

If to the GateHouse Parties, to:

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Attention: Michael Reed

Attention: Polly Sack

Facsimile: (585) 248-2631

with a copy to:

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Attention: Pauline K. Morgan

Attention: Joel A. Waite

Facsimile: (302) 571-1253

If to Plan Sponsor, to:

Newcastle Investment Corp.

c/o FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10150

Attention: Cameron MacDougall

Facsimile: (917) 591-8312

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: James L. Bromley

Attention: Sean A. O’Neal

Facsimile: (212) 225-3999

If to any Participating Creditor, the address set forth on its signature page.

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

601 S. Figueroa St.

Los Angeles, CA 90017

Attention: Brett Goldblatt

Attention: Mark Shinderman

(213) 892-4000

If to the Administrative Agent, the address set forth on its signature page.

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

601 S. Figueroa St.

Los Angeles, CA 90017

Attention: Brett Goldblatt

Attention: Mark Shinderman

(213) 892-4000

[SIGNATURE PAGES FOLLOW]

In witness whereof, the Parties hereto have caused this Support Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GATEHOUSE MEDIA, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

ENHE ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA VENTURES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC, a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CORNING HOLDINGS, INC., a Nevada corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEVADA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LIBERTY SMC, L.L.C., a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

MINERAL DAILY NEWS TRIBUNE, INC., a West Virginia corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

NEWS LEADER, INC., a Louisiana corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

TERRY NEWSPAPERS, INC., an Iowa corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES, a California corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

THE PEORIA JOURNAL STAR, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

NEWCASTLE INVESTMENT CORP., As Plan Sponsor

By:	/s/ Kenneth Riis
Name:	Kenneth Riis
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

CORTLAND PRODUCTS CORP.

By:
Name:
Title:

Notice Address:

[PARTICIPATING LENDER],
as a Participating Creditor

By:
Name:
Title:

Notice Address:

OWNED CLAIMS UNDER CREDIT AGREEMENT

Lender	Amount of Claim under Credit Agreement

Plan Treatment Election with Respect to Owned Claims:

            % of Claims Elected for Cash-Out Option (as defined in the Term Sheet)

            % of Claims Elected for New Media Equity Option (as defined in the Term Sheet)

(Percentages above must add to 100%)

VOTING CLAIMS UNDER CREDIT AGREEMENT

Lender	Amount of Claim under Credit Agreement

Plan Treatment Election with Respect to Voting Claims:

            % of Claims Elected for Cash-Out Option

            % of Claims Elected for New Media Equity Option

(Percentages above must add to 100%)

EXHIBIT A

TERM SHEET

[Signature Page to Support Agreement]

GateHouse Media, Inc.

and certain of its direct or indirect subsidiaries

Restructuring Term Sheet

Summary of Terms and Conditions

This term sheet (including all exhibits hereto, the “Term Sheet”) summarizing terms of potential transactions (the “Restructuring”) concerning GateHouse Media, Inc. (“GateHouse” or the “Company”) is not a complete list of all the terms and conditions of the potential transactions described herein. This Term Sheet shall not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy any of the securities referred to herein or the solicitation of acceptances of a chapter 11 plan. Any such offer or solicitation shall only be made in compliance with all applicable laws. Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution and delivery of definitive documentation, and the approval by a special committee of the board of directors of the Company that has been established to evaluate strategic alternatives for the Company. This Term Sheet is intended to be attached to, and incorporated into, a restructuring support agreement (the “Restructuring Support Agreement”) to be executed by certain of the Debtors’ creditors that are signatories thereto, including a certain steering committee (the “Steering Committee”) of lenders under the Amended and Restated Credit Agreement, dated as of February 27, 2007, as amended (the “2007 Credit Facility”). For purposes of this Term Sheet, (a) the term “Requisite Participating Lenders” shall be defined as the creditors that hold at least 67% of the aggregate amount of outstanding claims under the 2007 Credit Facility and the Debtors’ outstanding swap agreements (“Swap Liability”) as necessary for acceptance of a plan of reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and (b) the term “Majority Unaffiliated Participating Creditors” has the meaning set forth in the Restructuring Support Agreement to which this Term Sheet is attached. The potential use of chapter 11 of the Bankruptcy Code to implement the Restructuring is not, and shall not be considered by any recipient of this Term Sheet to be, an admission that the Company or its subsidiaries are or will become insolvent or are otherwise unable to satisfy their debts as they come due. This Term Sheet constitutes confidential information pursuant to the 2007 Credit Facility and may not be disclosed to any other person except as permitted thereunder. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS TERM SHEET IS BEING PROVIDED AS PART OF A PROPOSED COMPREHENSIVE RESTRUCTURING TRANSACTION, EACH ELEMENT OF WHICH IS CONSIDERATION FOR THE OTHER ELEMENTS AND AN INTEGRAL ASPECT OF THE PROPOSED RESTRUCTURING OF THE OUTSTANDING DEBT (AS DEFINED BELOW). NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS, OR DEFENSES.

Transaction

The Transaction contemplates a restructuring of the Company pursuant to a pre-packaged chapter 11 plan whereby Creditors (as defined below) have the option of receiving their pro rata share of (i) cash from the Cash-Out Option (defined below); and/or (ii) common stock in a new holding company (such common stock, “New Media Common Stock,” and such holding company from and after the Effective Date, “New Media”) with ownership interests in the reorganized Company (such reorganized Company, “New GateHouse”) and the Net Proceeds, if any (as defined below).

New Media intends to distribute a portion of its estimated EBITDA less (i) cash taxes; (ii) interest expense; (iii) principal payments under the Financing, (iv) capital expenditures; and (v) changes in net working capital (“Free Cash Flow”) to its shareholders and reinvest the remainder in accretive acquisitions.

Outstanding Debt

The Restructuring shall restructure the obligations of the following indebtedness of the Debtors (as defined below) (the “Outstanding Debt”):

(a)    Indebtedness under the 2007 Credit Facility, consisting of a “Revolving Credit Facility,” a “Term Loan Facility,” a “Delayed Draw Term Loan Facility” and an “Incremental Term Loan Facility” (collectively, the “2007 Credit Facility Claims”). As of June 30, 2013, the 2007 Credit Facility Claims consisted of a (i) Revolving Credit Facility of $0.00 million, (ii) Term Loan Facility of $654.55 million, (iii) Delayed Draw Term Loan Facility of $244.24 million and (iv) Incremental Term Loan Facility of $268.66 million.

(b)    Swap Liability, including (i) $100.00 million notional amount executed February 27, 2007, (ii) $250.00 million notional amount executed April 4, 2007, (iii) $200.00 million notional amount executed April 13, 2007 and (iv) $75.00 million notional amount executed September 18, 2007. As of June 30, 2013, the carrying value of the Swap Liability totaled $31.05 million.

Holders of the Outstanding Debt are referred to herein as “Creditors.”

Restructuring

The Restructuring contemplates a restructuring of the Outstanding Debt through a pre-packaged chapter 11 plan (the “Plan”), if accepted by the Bankruptcy Threshold Creditors, as follows:

(a)    Holders of the Outstanding Debt would receive, in full and final satisfaction of their respective claims, at their election (with respect to all or any portion of their claims) to be made in connection with solicitation of the Plan, their pro rata share of:

i.       Cash pursuant to the Cash-Out Offer (described below under “Cash-Out Offer”) (the “Cash-Out Option”); and/or

ii.                           100% of New Media Common Stock (subject to dilution as discussed herein) and the Net Proceeds, if any (the “New Media Equity Option”).

Creditors that do not make an election during the Solicitation Period (as defined below) with respect to their claims will be deemed to have elected the Cash-Out Option.

(b)    Pension, trade and all other unsecured claims will be unimpaired by the Plan.

(c)    Holders of equity interests, including warrants, rights and options to acquire such equity interests (“Existing Equity Holders” and such equity, the “Existing Equity Interests”), will receive 10-year warrants representing the right to acquire equity equal to 5% of the issued and outstanding shares of New Media (calculated prior to dilution from shares of common stock of New Media issued pursuant to the DJ Contribution (as defined below)) as of the effective date of the Plan (the “Effective Date”), with the strike price for such warrants calculated based on a total equity value of New Media prior to the DJ Contribution of $1.2 billion. Existing Equity Interests will be cancelled under the Plan.

Cash-Out Offer

In connection with the Restructuring, Newcastle Investment Corp. (“Plan Sponsor”) will offer to purchase, in cash and at 40.0% of the sum of (i) principal amount of, and accrued and unpaid interest as of the Effective Date on, 2007 Credit Facility Claims and (ii) the carrying value of any Swap Liability, any Outstanding Debt under the 2007 Credit Facility that lenders wish to tender (the “Cash-Out Offer”), which Cash-Out Offer will be coterminous with the Solicitation Period (as defined below).

For the avoidance of doubt, Plan Sponsor will receive its pro rata share of New Media Common Stock and the Net Proceeds, if any, including without limitation, on account of all Outstanding Debt purchased by the Plan Sponsor in the Cash-Out Offer.

Registration Rights

New Media will enter into a registration rights agreement (the “Registration Rights Agreement”) with Omega Advisors, Inc., and its affiliates, provided that they collectively receive 10% or more (collectively, “Reg Rights Holder”) of New Media Common Stock on the Effective Date, to provide customary registration rights consistent with the Registration Rights Terms attached as Exhibit C.

Listing

Following the completion of the Restructuring, New Media will use commercially reasonable efforts, based on market conditions and other factors, to list New Media Common Stock (the “Listing”) and may raise additional equity capital in connection with or subsequent to the Listing. New Media intends to seek the Listing on the New York Stock Exchange (“NYSE”).

For the avoidance of doubt, a Listing will not be a condition precedent to the effectiveness of the Plan. Under the Plan, New Media will not impose any transfer restrictions on New Media Common Stock.

Financing

New GateHouse will use commercially reasonable efforts, based on market conditions and other factors, to raise up to approximately $150 million of new debt, which new debt shall be on the same or better terms for New GateHouse than those set forth in Exhibit D hereto (the “Financing”).

The cash raised in the Financing net of transaction expenses associated with the Restructuring (the “Net Proceeds”), if any, will be distributed on the Effective Date pro rata to holders of New Media Common Stock that received such New Media Common Stock in satisfaction of their Outstanding Debt under the Plan (including, without limitation, to the Plan Sponsor on account of all Outstanding Debt purchased in the Cash-Out Offer).

For the avoidance of doubt, (x) a Financing will not be a condition precedent to the effectiveness of the Plan and (y) Net Proceeds of any Financing will be distributed to holders of New Common Stock prior to the occurrence of the DJ Contribution (as defined below).

Contribution of Local Media Group Holdings LLC

Subject to Plan Sponsor’s consummation of the acquisition (the “DJ Acquisition”) of Dow Jones Local Media Group, Inc. (“DJLMG”) prior to the Effective Date, Plan Sponsor will contribute Local Media Group Holdings LLC, the 100% owner of DJLMG (“Local Group”) to New Media on the Effective Date (the “DJ Contribution”) in exchange for shares of common stock of New Media equal in value (the “DJ Contribution Value”) to the cost of the DJ Acquisition (as adjusted (a) to include (i) out-of-pocket transaction expenses of the DJ Acquisition not to exceed $4.5 million and (ii) any additional cash equity contributions made in DJLMG or Local Group after the DJ Acquisition not to exceed $2.5 million and (b) to deduct the amount of (i) any dividends paid out by DJLMG or Local Group on or following the closing of the DJ Acquisition and on or prior to the DJ Contribution and (ii) any debt obligations of DJLMG or Local Group (other than amounts drawn under the working capital facility).

The DJ Contribution Value is currently anticipated to be approximately $53.8 million assuming a contribution date of October 31, 2013, consisting of $82.6 million as the estimated cost of the DJ Acquisition, plus (a) (i)$4.2 million in estimated out-of-pocket transaction expenses and (ii) no additional net cash equity contributions, less (b) (i) no dividends paid out by DJLMG or Local Group (other than in respect of amounts contributed by Plan Sponsor on the closing date for working capital purposes) and (ii) $33.0 million in anticipated term loan debt at Local Group; it being understood that Plan Sponsor shall contribute $2.5 million on the closing of the DJ Acquisition for working capital purposes and DJLMG shall repay such amount by dividend or otherwise on the day the revolver becomes available.

For the avoidance of doubt, Plan Sponsor’s obligation to make the DJ Contribution is subject to the occurrence of the DJ Acquisition.

Solicitation Period

In the event that the Company obtains executed Restructuring Support Agreements from the Requisite Participating Lenders, the Company shall commence a pre-packaged solicitation of the Plan with a voting deadline as provided for under the Restructuring Support Agreement (the “Solicitation Period”), such that the Plan could become effective no later than December 16, 2013 or such later date as provided for under the Restructuring Support Agreement.

Chapter 11 Cases

Provided that (i) more than 50% in number of the Creditors and (ii) Creditors holding at least 67% of the aggregate amount of the Outstanding Debt, each as necessary for acceptance of a plan of reorganization under the Bankruptcy Code (the thresholds in clauses (i) and (ii) above, the “Bankruptcy Threshold Creditors”), have accepted the Plan during the Solicitation Period and the Restructuring Support Agreement has not terminated, GateHouse and certain of its subsidiaries (upon such filing, the “Debtors”) shall file voluntary petitions for relief under chapter 11 of the Bankruptcy Code commencing chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Plan and the disclosure statement describing the Plan (the “Disclosure Statement,” shall be filed contemporaneously with the filing of the Chapter 11 Cases (the “Petition Date”), and shall be in all material respects consistent with the Restructuring Support Agreement.

Tax/Business Considerations	The parties to the Restructuring Support Agreement shall use good faith efforts to structure the Restructuring and the transactions contemplated thereby and in the Restructuring Support Agreement to the maximum extent possible in a tax-efficient and cost-effective manner for the Company, New Media, the Creditors and the Existing Equity Holders.

Board Members/Corporate Governance

The corporate governance policies of New Media will be substantially consistent with the Company’s current policies, and will be updated to comply with the requirements of the applicable listing exchange upon the completion of a Listing.

New Media Management Agreement and Management Incentive Plan

As part of the Restructuring, New Media will enter into a Management Agreement with an affiliate of Plan Sponsor (the “Manager”) pursuant to which the Manager will manage the assets and operations of New Media pursuant to a Management Agreement on terms that are generally consistent with the existing management agreement between Plan Sponsor and an affiliate of Fortress Investment Group LLC. The Manager will provide an array of services, including (i) investment sourcing, underwriting, financial and other structuring advice, (ii) investment acquisition, integration and disposition advice and services with respect to New Media’s assets, and (iii) investor relations services. The annual management fee will be 1.50% of New Media’s gross equity and the Management Agreement will be substantially in the form attached as Exhibit B hereto. Management fees and other compensation as described in the Management Agreement will commence upon the occurrence of the Listing.

Michael Reed, current CEO of GateHouse (the “New Media Employee”), will become an employee of New Media. The Manager will be responsible for the compensation and benefits of the New Media Employee. The New Media Employee’s compensation and benefits shall be subject to the review and approval of the Compensation Committee of the Board of Directors.

A Manager incentive plan will be established for New Media. The terms and conditions of such plan shall be customary for a company of its type.

Releases	To the fullest extent permitted by applicable law, the Restructuring shall include a full release from liability of the Debtors, the Existing Equity Holders, Plan Sponsor, the Administrative Agent under the 2007 Credit Facility, the Creditors, and all current and former direct and indirect equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives) (the “Related Parties”) by the Debtors, the Existing Equity Holders, Plan Sponsor and the Creditors from any claims or causes of action related to or arising out of the Debtors, the Outstanding Debt or the Restructuring on or prior to the Effective Date, except for any claims and causes of action for fraud, gross negligence or willful misconduct.

Conditions Precedent to Closing

The occurrence of the Effective Date shall be subject to the satisfaction (unless waived by the Debtors and Plan Sponsor) of conditions precedent customary for transactions of this type and the satisfaction of such other conditions precedent agreed upon by the Requisite Participating Lenders, Plan Sponsor and the Debtors, including but not limited to, the following:

•   Each of the conditions precedent set forth in the Plan having been satisfied or waived;

•   Entry of an order confirming the Plan (“Confirmation Order”), with the Confirmation Order being in form and substance reasonably satisfactory to the Plan Sponsor (the date on which the Confirmation Order is entered, the “Confirmation Date”); and

•   (a) The Confirmation Order has not been reversed, stayed, modified, or amended, and (b) the time to appeal or seek certiorari with respect to the Confirmation Order has expired and (i) no appeal or petition for certiorari has been timely taken, or (ii) any appeal or petition for certiorari has been fully resolved, denied, resulted in no modification, or has otherwise been dismissed with prejudice.

Payment of Professional Fees

Without in any way limiting the payment obligations under any existing engagement letter or the cash collateral order (or any other applicable order) entered in the Chapter 11 Cases, the reasonable fees and expenses incurred by the Administrative Agent and the members of the Steering Committee in connection with the Restructuring including, but not limited to, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, will be paid in full in cash by the Company.

Governing Law	New York
Forum	Delaware

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Exhibit A: Pro Forma Post-Restructuring Corporate Structure

The following diagram illustrates in simplified form the abbreviated corporate structure of New Media and New GateHouse on the Effective Date pro forma for the consummation of the Transaction.

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Exhibit B: Management Agreement

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MANAGEMENT AND ADVISORY AGREEMENT

dated as of [•], 2013

between

NEW MEDIA INVESTMENT GROUP INC.

and

FIG LLC

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i

MANAGEMENT AND ADVISORY AGREEMENT

THIS MANAGEMENT AND ADVISORY AGREEMENT, is made as of [•]1, 2013 (the “Agreement”) by and among NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation (the “Company”), and FIG LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of or available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of the Company, as provided in this Agreement; and

WHEREAS, the Manager is willing to render such services on the terms and conditions hereinafter set forth.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1. DEFINITIONS.

The following terms have the meanings assigned them:

(a) “Agreement” means this Management and Advisory Agreement, as amended from time to time.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Share” means a share of capital stock of the Company now or hereafter authorized as common voting stock of the Company.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Adjusted Net Income” means net income (computed in accordance with GAAP) plus depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and permanent cash tax savings. Adjusted Net Income will be computed on an unconsolidated basis. The computation of Adjusted Net Income may be adjusted at the direction of the Independent Directors based on changes in, or certain applications of, GAAP.

(g) “Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, or, in each case, comparable governing documents.

[1]	Date will be the “Effective Date” as defined in the Restructuring Support Agreement.

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(h) “Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager.

(i) “Investment Company Act” means the Investment Company Act of 1940, as amended.

(j) “Investments” means the investments of the Company.

(k) “Junior Share” means a share of capital stock of the Company now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Ordinary Shares.

(l) “Listing” means the commencement date of regular-way trading of Common Shares of the Company on a major U.S. national securities exchange.

(m) “Ordinary Share” means a share of the Company’s Common Shares, par value $0.01 per share. Where relevant in this Agreement, “Ordinary Shares” includes shares of the Company’s Common Shares, par value $0.01 per share, issued upon conversion of Preferred Shares or Junior Shares.

(n) “Plan Effective Date” means the Plan Effective Date as defined in the Support Agreement.

(o) “Preferred Share” means a share of capital stock of the Company now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Ordinary Shares.

(p) “Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

(q) “Support Agreement” means the Restructuring Support Agreement dated as of September 3, 2013 (together with all Exhibits (including without limitation the Restructuring Term Sheet attached as Exhibit A thereto), Annexes and Schedules thereto, in each case as amended, supplemented or otherwise modified from time to time, among the parties signatory thereto.

SECTION 2. APPOINTMENT AND DUTIES OF THE MANAGER.

(a) The Company hereby appoints the Manager to manage the assets of the Company subject to the further terms and conditions set forth in this Agreement and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties.

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(b) The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company, at all times will be subject to the supervision of the Company’s Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(i) serving as the Company’s consultant with respect to the periodic review of the investment criteria and parameters for Investments, borrowings and operations;

(ii) investigation, analysis, valuation and selection of investment opportunities;

(iii) with respect to prospective Investments by the Company and dispositions of Investments, conducting negotiations with brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held companies;

(iv) engaging and supervising, on behalf of the Company and at the Company’s expense, independent contractors that provide services relating to the Investments, including, but not limited to, investment banking, legal advisory, tax advisory, accounting advisory, securities brokerage, real estate advisory and brokerage, and other financial and consulting services as the Manager determines from time to time is advisable;

(v) negotiating on behalf of the Company for the sale, exchange or other disposition of any Investments;

(vi) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

(vii) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(viii) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

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(ix) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x) counseling the Company in connection with policy decisions to be made by the Board of Directors;

(xi) evaluating and recommending to the Board of Directors modifications to the hedging strategies in effect on the date hereof and engaging in hedging activities on behalf of the Company;

(xii) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

(xiii) assisting the Company in developing criteria that are specifically tailored to the Company’s investment objectives and making available to the Company its knowledge and experience with respect to its target assets;

(xiv) representing and making recommendations to the Company in connection with the purchase and finance, and commitment to purchase and finance, of its target assets, and in connection with the sale and commitment to sell such assets;

(xv) monitoring the operating performance of the Investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance, valuation and budgeted or projected operating results;

(xvi) investing and re-investing any moneys and securities of the Company (including investing in short-term Investments pending investment in Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure and capital raising;

(xvii) causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

(xviii) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xix) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

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(xx) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code;

(xxi) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xxii) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxiii) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxiv) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the “Portfolio Management Services”) on behalf of the Company with respect to the Investments. Such services will include, but not be limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company’s portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s assets, general economic conditions; periodic review and evaluation of the performance of the Company’s portfolio of assets; acting as liaison between the Company and banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services (the “Monitoring Services”) on behalf of the Company with respect to any services provided by third parties, which the Manager determines are material to the performance of the business.

(c) The Manager may enter into agreements with other parties, including its affiliates (subject to Section 2(d) below), for the purpose of engaging one or more asset managers for and on behalf, and at the sole cost and expense, of the Company to provide operations management, asset management, personnel management, development and/or similar services to the Company (including, without limitation, Portfolio Management Services and Monitoring Services) with respect to the Investments, pursuant to management agreement(s) with terms which are then customary for agreements regarding the management or servicing of assets similar in type, quality and value to the assets of the Company; provided, that (i) with respect to Portfolio Management Services, (A) any such agreements shall be subject to the Company’s prior written approval and (B) the Manager shall remain liable for the performance of such Portfolio Management Services, and (ii) with respect to Monitoring Services, any such agreements shall be subject to the Company’s prior written approval.

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(d) Transactions between the Manager and any affiliate (including, but not limited to, any amendments to this Agreement or any issuance by the Company of equity to existing shareholders as of the date of this Agreement that would change the relative equity ownership percentages among such existing shareholders) must be approved in advance by the majority of the Independent Directors and be determined by such Independent Directors to be in the best interests of the Company. If any affiliate transaction involving the acquisition of an asset from the Manager or an affiliate of the Manager is not approved in advance by a majority of the Independent Directors, then the Manager may be required to repurchase the asset at the purchase price (plus closing costs) to the Company.

(e) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates. The Company shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(f) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company, prepare, or cause to be prepared, with respect to any Investment (i) reports and information on the Company’s operations and asset performance and (ii) other information reasonably requested by the Company.

(g) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(h) The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company’s acquisitions, portfolio composition and characteristics, performance and compliance with policies approved by the Board of Directors.

(i) Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional monies is proven by the Company to have been required as a direct result of the Manager’s acts or omissions which result in the right of the Company to terminate this Agreement pursuant to Section 15 of this

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Agreement, the Manager shall not be required to expend money (“Excess Funds”) in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Company to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Section 13(a) of this Agreement to terminate this Agreement due to the Manager’s unsatisfactory performance.

(j) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts hired by the Manager.

SECTION 3. DEVOTION OF TIME; ADDITIONAL ACTIVITIES.

(a) The Manager will be responsible for the compensation and benefits of the Chief Executive Officer after the Listing, which compensation and benefits shall be subject to the review and approval of the Compensation Committee of the Board of Directors. Any increase to the Chief Executive Officer’s compensation and benefits in effect as of the date of this Agreement shall either be approved by the Manager in its sole and absolute discretion or be paid for by the Company.

(b) Nothing herein shall prevent the Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of media or media related investment, including investments which meet the principal investment objectives of the Company.

(c) Managers, members, partners, officers, employees and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

SECTION 4. AGENCY.

The Manager shall act as agent of the Company in making, acquiring, financing and disposing of Investments, disbursing and collecting the Company’s funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Directors, holders of the Company’s securities or the Company’s representatives or properties.

SECTION 5. BANK ACCOUNTS.

At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “Company Account”), and may collect and deposit funds into any such Company

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Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

SECTION 6. RECORDS; CONFIDENTIALITY.

The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon ten (10) business days advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS.

(a) The Manager shall require each seller or transferor of Investment assets to the Company to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Investments.

(b) The Manager shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by such entity’s Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

(c) The Manager shall not (i) consummate any transaction which would involve the acquisition by the Company of property in which the Manager or any affiliate thereof has an ownership interest or the sale by the Company of property to the Manager or any affiliate thereof, or (ii) under circumstances where the Manager is subject to an actual or potential conflict of interest because it manages both the Company and another Person (not an Affiliate of the Company) with which the Company has a contractual relationship, take any action constituting the granting to such Person of a waiver, forbearance or other relief, or the enforcement against such Person of remedies, under or with respect to the applicable contract, unless such transaction or action, as the case may be and in each case, is approved by a majority of the Independent Directors.

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(d) The Manager shall at all times during the term of this Agreement (including the Initial Term and any renewal term) maintain a tangible net worth equal to or greater than $1,000,000. Additionally, during such period the Manager shall maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.

SECTION 8. COMPENSATION.

(a) During the term of this Agreement (as the same may be extended from time to time) commencing from the Listing, the Manager will receive an annual management fee (the “Management Fee”) equal to 1.50% of the Company’s “Total Equity.” The Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Total Equity of the Company for such month. The term “Total Equity” for any period means the sum of (i) the equity value as of [•]2, plus (ii) the total net proceeds to the Company from any equity capital hereafter raised by the Company or any Subsidiary of the Company (exclusive, with respect to any Subsidiary, of capital of such Subsidiary consisting of a capital contribution or other form of capital investment made by the Company or another Subsidiary of the Company), including capital effectively raised through the issuance of capital in a transaction, plus (iii) the value of contributions made by partners other than the Company, from time to time, to the capital of any Subsidiary (reduced proportionately in the case of a Subsidiary to the extent that the Company owns, directly or indirectly, less than 100% of the equity interests in such Subsidiary), plus (iv) the equity value of any assets contributed to the Company prior to or after the date of this Agreement (to the extent not previously included) less (iv) any capital dividends or capital distributions made by the Company to its stockholders or, without duplication, by any Subsidiary to its stockholders, partners or other equity holders.

(b) The Manager shall compute each installment of the Management Fee within 15 days after the end of the calendar month with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only and subject in any event to Section 13(a) of this Agreement, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Management Fee shown therein shall be due and payable no later than the earlier to occur of (i) the date which is 20 days after the end of the calendar month with respect to which such installment is payable and (ii) the date which is two (2) business days after the date of delivery to the Board of Directors of such computations.

(c) The Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 13(a) of this Agreement.

[2]	Listing Date

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(d) The Board of Directors may, by written notice to the Manager delivered ten (10) days prior to the date on which any payment of the Incentive Compensation is payable, request that the Manager accept all or a portion of such payment in the form of issued Common Shares, which notice shall specify the amount of the payment of the Incentive Compensation, the amount thereof which the Company intends to pay in cash, if any, and the amount thereof which the Company intends to pay in the form of such Common Shares in the number of such shares as determined by the Board of Directors. Within five (5) days following receipt of said notice, the Manager shall notify the Company in writing, such election to be made by the Manager in its sole discretion, whether it will accept such portion of such payment in the form of such shares and in such number of such shares.

(e) Commencing from the Listing, in addition to the Management Fee otherwise payable hereunder, the Company shall pay the Manager on a quarterly basis annual incentive compensation on a cumulative, but not compounding, basis, in an amount equal to the product of 25% of the dollar amount by which (a) the Adjusted Net Income (before such payment) of the Company exceeds (b)(i) the weighted daily average Total Equity (plus cash capital raising costs), multiplied by, (ii) a simple interest rate of ten percent (10%) per annum. The obligation of the Company to pay the Incentive Compensation shall survive the expiration or earlier termination of this Agreement, subject to Section 16(b).

(f) Commencing from the Listing, upon the successful completion of an offering of Common Shares or Preferred Shares by the Company, the Company shall pay and issue to the Manager options to purchase Common Shares equal to 10% of the number of Common Shares or Preferred Shares sold in the offering (excluding any Common Shares or Preferred Shares issued to Newcastle Investment Corp. or its affiliates in the DJ Contribution (as defined in the Support Agreement)) with an exercise price equal to the price per Common Share or Preferred Share, as the case may be, paid by the public or other ultimate purchaser in the offering. For the avoidance of doubt, the Listing shall not constitute an “offering” for purposes of this Section 8(f).

SECTION 9. EXPENSES OF THE COMPANY.

The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the “Expenses”). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company’s, together with the following:

(a) expenses in connection with the issuance and transaction costs incident to the acquisitions, disposition and financing of Investments;

(b) travel and other out-of-pocket expenses incurred by managers, officers, employees and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition, or asset management of an Investment;

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(c) costs of legal, accounting, tax, auditing, administrative and other services rendered for the Company by providers retained by the Manager or, if provided by the Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(d) the compensation and expenses of the Independent Directors and the cost of liability insurance to indemnify the Company’s directors and officers;

(e) compensation and expenses of the Company’s custodian and transfer agent, if any;

(f) costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing and other costs) or any securities offerings of the Company;

(g) costs associated with any computer software or hardware that is used solely for the Company;

(h) all other costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing, operating and disposing of Investments, including appraisal, reporting, audit and legal fees;

(i) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

(j) expenses relating to any office or office facilities maintained for the Company or Investments separate from the office or offices of the Manager;

(k) expenses connected with the payments of interest, dividends or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of the holders of securities of the Company or its Subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

(l) expenses connected with communications to holders of securities of the Company or its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to its shareholders and proxy materials with respect to any meeting of the shareholders of the Company;

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(m) all other expenses actually incurred by the Manager which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement; and

(n) Without regard to the amount of compensation received under this Agreement by the Manager, the Manager shall bear the following expenses, except as expressly set forth otherwise herein: (i) wages and salaries of the Manager’s officers and employees; (ii) rent attributable to the space occupied by the Manager; and (iii) all other “overhead” expenses of the Manager.

SECTION 10. CALCULATIONS OF EXPENSES.

The Manager shall prepare a statement documenting the Expenses of the Company and the Expenses incurred by the Manager on behalf of the Company during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager on the first business day of the month immediately following the date of delivery of such statement.

SECTION 11. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.

(a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its members, managers, officers and employees will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any acts or omissions by the Manager, its members, managers, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, managers, officers and employees and each other Person, if any, controlling the Manager (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.

(b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its shareholders, directors, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

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SECTION 12. NO JOINT VENTURE.

Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them.

SECTION 13. TERM; TERMINATION.

(a) Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until the date that is three (3) years after the date hereof, and thereafter on each anniversary of such date be deemed renewed automatically each year for an additional one-year period unless (i) a majority consisting of at least two-thirds of the Independent Directors or a simple majority of the holders of outstanding Common Shares, reasonably agree that there has been unsatisfactory performance that is materially detrimental to the Company or (ii) a simple majority of the Independent Directors agree that the Management Fee payable to the Manager is unfair; provided, that the Company shall not have the right to terminate this Agreement under clause (ii) foregoing if the Manager agrees to continue to provide the services under this Agreement at a fee that the Independent Directors have determined to be fair. If the Company elects not to renew this Agreement at the expiration of the original term or any such one-year extension term as set forth above, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section 13(a) of this Agreement not less than 60 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the “Effective Termination Date”), not less than 60 days from the date of the notice, on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate the Management Fee by delivering to the Company, no fewer than forty-five (45) days prior to the prospective Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager and the Company agree to a revised Management Fee (or other compensation structure) within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the Management Fee shall be the revised Management Fee (or other compensation structure) then agreed upon by the parties to this Agreement. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised Management Fee promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to a revised Management Fee during such 45 day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) ten (10) days following the end of such 45 day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

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(b) In the event that this Agreement is terminated in accordance with the provisions of Section 13(a) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to the amount of the Management Fee earned by the Manager during the period consisting of the twelve (12) full, consecutive calendar months immediately preceding such termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

(c) No later than sixty (60) days prior to the anniversary date of this Agreement of any year during the Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention not to renew the Term, whereupon the Term of this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary of the Closing Date next following the delivery of such notice.

(d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 13(b) and Section 16 of this Agreement. In addition, Section 11 of this Agreement shall survive termination of this Agreement.

SECTION 14. ASSIGNMENT.

(a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors; provided, however, that no such consent shall be required in the case of an assignment by the Manager to an entity whose day-to-day business and operations are managed and supervised by Mr. Wesley R. Edens (the “Principal”), provided, further, that such transaction is determined at the time not to be an “assignment” for purposes of Section 205 of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated under such act and the interpretations thereof issued by the Securities and Exchange Commission. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to a successor to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

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(b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

SECTION 15. TERMINATION FOR CAUSE.

(a) The Company may terminate this Agreement effective upon sixty (60) days prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if any act of fraud, misappropriation of funds, or embezzlement against the Company or other willful violation of this Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of the Principal) under this Agreement or in the event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement.

(b) The Manager may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

SECTION 16. ACTION UPON TERMINATION.

(a) From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14, or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13 or Section 15(b), the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

(i) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

(iii) deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

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(b) In the event that this Agreement is terminated, the Company shall have the option, to be exercised by written notice to the Manager within ten (10) days following such termination, to purchase from the Manager the right of the Manager to receive the Incentive Compensation. In exchange therefor the Company will be obligated to pay the Manager a cash purchase price (the “Cash Price”) equal to the amount of the Incentive Compensation that would be paid to the Manager if all of the Company’s assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments, the “Fair Market Value”). In the event that the Company does not elect to exercise such option to purchase the Incentive Compensation, the Manager shall have the right to require the Company to do so at the Cash Price by delivering to the Company written notice within twenty (20) days following such termination. The Fair Market Value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager shall choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the Fair Market Value will be deemed to be the average of such appraisals, and (ii) if the two appraisals differ by more than 20% of the higher of the two appraisals, the two appraisers together shall select a third nationally recognized appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association (“AAA”) select the third appraiser, which shall then be selected by the AAA. The Fair Market Value will then be deemed to be the amount determined by such third appraiser, but in no event less than the lower or more than the higher of the first two appraisals made under this Section 16(b).

SECTION 17. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST.

The Manager agrees that any money or other property of the Company or Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than sixty (60) days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company’s or a Subsidiary’s stockholders or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the first sentence of this Section 17. The Company and any Subsidiary shall indemnify the Manager and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

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SECTION 18. NOTICES.

Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission or email against answerback, (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to the Company:

New Media Investment Group Inc.

c/o FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10105

Attention: Mr. Cameron MacDougall

Attention: Mr. Michael Reed

(b)	If to the Manager:

FIG LLC 1345

Avenue of the Americas

46th Floor

New York, New York 10105

Attention: Mr. Randal A. Nardone

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

SECTION 19. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 20. ENTIRE AGREEMENT.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing.

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SECTION 21. CONTROLLING LAW.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

SECTION 22. INDULGENCES, NOT WAIVERS.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 23. TITLES NOT TO AFFECT INTERPRETATION.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

SECTION 24. EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25. PROVISIONS SEPARABLE.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

SECTION 26. GENDER.

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation

By:
Name:
Title:
MANAGER:

FIG LLC, a Delaware limited liability company

By:
Name:
Title:

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Exhibit C: Registration Rights

Initial Shelf Registration Statement

New Media will use commercially reasonable efforts to file a shelf registration statement (the “Initial Shelf Registration Statement”) as soon as reasonably practicable, but no later than the later of (i) 120 days following the Effective Date and (ii) 14 days after the required financial are completed in the ordinary course of business, providing for the registration and sale by the Reg Rights Holder of such Reg Rights Holder’s New Media Common Stock (the “Registrable Securities”).

The Initial Shelf Registration Statement will be an evergreen shelf registration statement.

Underwriter	The underwriter will be chosen by the Reg Right Holder, subject to the reasonable consent of New Media (the “Underwriter”).

Demand Rights Under Initial Registration Statement	During the first twelve months following the Listing, the Reg Rights Holder will have one underwritten demand right in the aggregate with respect to some or all of the Registrable Securities under the Initial Registration Statement (the “Initial Demand Right”).

Resale Shelf Registration Statement	Once New Media is eligible to use Form S-3, New Media will use commercially reasonable efforts to file a resale shelf registration statement (the “Resale Shelf Registration Statement”) providing for the registration and sale on a continuous or delayed basis by the Reg Rights Holder of the Registrable Securities (the “Shelf Demand Rights”).

Minimum Ownership Threshold	Neither the Initial Demand Right nor any Shelf Demand Right may be exercised by a Reg Rights Holder that holds less than 3% of the then outstanding New Media Common Stock.

Expenses	New Media will bear all registration expenses (exclusive of underwriting discount and commissions) of all such registrations.

Indemnification

New Media will provide customary indemnification to the Reg Rights Holder for disclosure claims relating to disclosures prepared by New Media in connection with any offerings, other than in connection with information provided by any Reg Rights Holder.

Each Reg Rights Holder will provide customary indemnification, on several but not joint basis, to New Media for information that such Reg Rights Holder provides to New Media to include in any offering prospectus.

Transferability	The rights and obligations under the Registration Rights Agreement will be freely assignable to a purchaser of 10% or more of New Media Common Stock.

Other Terms	Other terms of the Registration Rights Agreement will be customary. Any Blackout Periods will be negotiated and agreed to by the Parties in the definitive agreement.

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Exhibit D: Indicative Term Sheet of Financing

Borrower	New GateHouse

Facility	Senior Secured Loan of $150 million ($72 million 2014 EBITDA post Management Fee) — 2014 Debt / EBITDA of 2.08x

Interest rate / OID	L + 7.50% (Libor floor 1.25%) / 99

Term	5 years

Mandatory amortization	2.5% per annum for Years 1 and 2 5.0% per annum thereafter

Excess cash flow sweep	0% when total secured leverage is less than 2.25x 50% when total secured leverage is equal to 2.25x and less than 2.5x 75% when total secured leverage is equal to or greater than 2.5x

Soft-Call Protection	102 in Year 1 101 in Year 2

Security	Substantially all of the assets of the Borrower and subsidiary guarantors and pledge of capital stock of the Borrower and wholly-owned subsidiaries to be agreed upon

Financial Covenants	Maximum total senior secured leverage ratio 3.50x

Material Debt Terms	The foregoing are the material terms of a Financing, if any (the “Material Debt Terms”). The definitive debt documents for the Financing shall be consistent with (or better than) the Material Debt Terms and contain other reasonable customary provisions.

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EXHIBIT B

FORM OF CREDITOR JOINDER

This Creditor Joinder to the Support Agreement (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), dated as of September 3, 2013 by and among: (i) GateHouse Media, Inc. (“GateHouse”) and certain subsidiaries of GateHouse that are signatories thereto (collectively with GateHouse, the “GateHouse Parties”), (ii) Newcastle Investment Corp. (the “Plan Sponsor”), and (iii) the Creditors from time to time party thereto, is executed and delivered by [            ] (the “Joining Creditor Party”) to the GateHouse Parties as of [•], 2013. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Support Agreement.

1. Agreement to be Bound. The Joining Creditor Party hereby agrees to be bound by all of the terms of the Support Agreement. The Joining Creditor Party shall hereafter be deemed to be a “Participating Creditor” and a Party for all purposes under the Support Agreement.

2. Representations and Warranties. [With respect to the aggregate principal amount of Claims held by the Joining Creditor Party upon consummation of the Transfer of such Claims to the Joining Creditor Party, the Joining Creditor Party hereby makes, as of the date hereof, the representations and warranties of the Participating Creditors set forth in Section 4 of the Support Agreement to each of the other Parties to the Support Agreement.]1 [The Joining Creditor Party hereby makes, as of the date hereof, the representations and warranties of the Participating Creditors set forth in Section 4 of the Support Agreement to each of the other Parties to the Support Agreement.]2

3. Governing Law. This Creditor Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS

INTENTIONALLY LEFT BLANK]

[1]	To be used if the Creditor Joinder is being executed and delivered in connection with a Transfer.
[2]	To be used if the Creditor Joinder is being executed and delivered by a Creditor other than in connection with a Transfer.

IN WITNESS WHEREOF, the Joining Creditor Party has caused this Creditor Joinder to be executed as of the date first written above.

Entity Name of Joining Creditor Party

Authorized Signatory:

By:
Name:
Title:

Address:

Amount of Claim under Credit Agreement

$

Plan Treatment Election with Respect to Claims:

            % of Claims Elected for Cash-Out Option (as defined in the Term Sheet)

            % of Claims Elected for New Media Equity Option (as defined in the Term Sheet)

(Percentages above must add to 100%)